Exhibit 10.1

MANHATTAN BANCORP

2010 EQUITY  INCENTIVE PLAN
Adopted March 25, 2010

Section 1.              Purpose

The purpose of the Manhattan Bancorp 2010 Equity Incentive Plan (the “Plan”) is to (i) encourage selected employees and directors of Manhattan Bancorp (the “Company”) and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders; and (iii) enhance the ability of the Company and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2.              Definitions

For purposes of the Plan, the following terms have the following meanings:

(a)                                  “Award” means any award under the Plan, including any Option, Tandem SAR, Stand-Alone SAR, Restricted Stock Award, or share of Phantom Stock.

(b)                                 “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

(d)                                 “Fair Market Value” means the fair market value of the Common Stock as determined by the Board of Directors in good faith in accordance with any reasonable valuation method, consistent with all applicable requirements under the Code or other applicable laws, and regulations promulgated thereunder.

(e)           “Holder” means the holder of a Restricted Stock Award granted under Section 7.

(f)                                    “Incentive Option” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(g)                                 “Issue Date” shall mean the date established by the Board of Directors on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(b).

(h)           “Nonqualified Stock Option” means any Option that is not an Incentive Option.

(i)            “Option” means an option granted under Section 6.

(j)            “Optionee” means the holder of an Option granted under Section 6.

(k)                                  “Participant” means an employee or director who is selected by the Board of Directors to receive an Award under the Plan.

(l)                                     A share of “Phantom Stock” shall mean the right, granted pursuant to Section 10, to receive in cash the Fair Market Value of a share of Stock.

(m)                               “Restricted Stock” or “Restricted Stock Award” means an Award of Stock subject to restrictions, as more fully described in Section 7.

(n)                                 “Restriction Period” means the period determined by the Board of Directors under Section 7(b).

(o)                                 “Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 9, which is not related to any Option.

(p)                                 “Stock” means the Common Stock, no par value, of the Company, and any successor security.

(q)                                 “Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 8, which is related to an Option.

(r)                                    “Terminating Event” means: (i) the acquisition of more than fifty percent (50%) of the value or voting power of the Company’s stock or that of its wholly owned subsidiary,  Bank of Manhattan, N.A. (the “Bank”) by a person (including an entity) or group; (ii) the acquisition in a period of twelve (12) months or less of at least thirty-five percent (35%) of the Bank’s or the Company’s stock by a person or group; (iii) the replacement of a majority of the Bank’s or the Company’s board of directors in a period of twelve (12) months or less by directors who were not endorsed by a majority of the current board members; or (iv) the acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Company’s assets by an unrelated entity.

(s)                                  “Termination” means, for purposes of the Plan, with respect to a Participant, that (a) if the Participant is a director of the Company, he or she has ceased to be, for any reason, a director and (b) if the Participant is an employee, he or she has ceased to be, for any reason, employed by the Company or a subsidiary.

(t)                                    “Termination for Cause” in the case of an employee, shall mean termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, any conduct seriously detrimental to the interests of the Company or a subsidiary corporation, or removal pursuant to the exercise of regulatory authority by the Board of Governors of the Federal Reserve System (the “FRB”) or any applicable bank supervisory agency; and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.  In the case of a director, Termination for Cause shall mean removal pursuant to Sections 302 or 304 of the California Corporations Code or removal pursuant to the exercise of regulatory authority by the FRB or any applicable bank supervisory agency.

(u)                                 “Vesting Date” means, for an Option or a portion of an Option, the first date on which the Option or such portion may be exercised by the Optionee and, for shares of Restricted Stock, the date on which the shares cease to be forfeitable and become freely transferable shares in the hands of the Participant.

Section 3.              Administration

(a)           General.  This Plan shall be administered by the Board of Directors of the Company (the “Board of Directors”).  The Board of Directors may, in its sole discretion, from time to time, delegate such power and authority over the administration of the Plan as the Board of Directors deems appropriate to a committee composed of not fewer than three (3) directors of the Company.  Nothing contained herein shall prevent the Board of Directors from delegating to such Committee full power and authority over the administration of the Plan.  As used herein, the term “Board of Directors” shall refer either to the Board of Directors itself or to a duly authorized committee thereof, as appropriate.

Any action of the Board of Directors with respect to administration of the Plan shall be taken pursuant to a majority vote of its members; provided, however, that with respect to action by the Board of Directors in granting an option or other award to an individual director, such action must be authorized by the required number of directors without counting the interested director, who shall abstain as to any vote on his or her option or award.  An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors where such action will be taken.

(b)           Authority.  The Board of Directors shall grant Awards to eligible Participants.  In particular and without limitation, the Board of Directors, subject to the terms of the Plan, shall:

(i)            select the eligible Participants to whom Awards may be granted;

(ii)                                  determine whether and to what extent Awards are to be granted under the Plan;

(iii)                               determine the number of shares to be covered by each Award granted under the Plan; and

(iv)                              determine the terms and conditions of any Award granted under the Plan based upon factors determined by the Board of Directors.

(c)           Board of Directors Determinations Binding.  Subject to the express provisions of the Plan, the Board of Directors shall have the authority to construe and interpret the Plan, any Award and any Award Agreement; to define the terms used therein; to prescribe, amend, and rescind rules and regulations relating to administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of the Plan; and to make all other determinations necessary or advisable for administration of the Plan.  Any determination made by the Board of Directors pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time.  Determinations of the Board of the Directors on matters referred to in this section shall be final and conclusive, and shall be binding on all persons, including the Company and Participants.

Section 4.              Stock Subject to Plan

(a)           Shares Available for Awards.  The total number of shares of the Company’s authorized but unissued Stock reserved and available for issuance pursuant to Awards under this Plan shall be 444,348 subject to adjustment as provided in Section 4(b).  If any Option terminates or expires without being exercised in full, or if any shares of Stock subject to a Restricted Stock Award are forfeited, or if an Award otherwise terminates without a payment being made to the Participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards.  Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

(b)           Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock without receipt of consideration by the Company, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Board of Directors, in its sole discretion; provided, however, that no fractional shares of Stock shall be issued under the Plan on account of any such adjustment.

Section 5.              Eligibility

Awards may be granted to all employees, officers (whether or not they are also directors) and non-employee directors of the Company and its subsidiaries.  However, directors of the Company or a subsidiary corporation who are not also officers or employees of the Company or a subsidiary corporation are not eligible to receive Incentive Options under the Plan, but only other types of Awards.

Section 6.              Stock Options

(a)           Types.  Any Option granted under the Plan shall be in such form as the Board of Directors may from time to time approve.  The Board of Directors shall have the authority to grant to any eligible Participant Incentive Options, Nonqualified Stock Options or both types of Options.

(b)           Incentive Options.  Incentive Options may be granted only to employees of the Company or a Subsidiary.  Any portion of an Option that is not designated as, or does not qualify as, an Incentive Option shall constitute a Nonqualified Stock Option.

(c)           Terms and Conditions.  Options granted under the Plan shall be subject to the following terms and conditions:

(i)            Option Term.  Each Option and all rights or obligations thereunder shall expire on such date as the Board of Directors may determine, but not later than ten (10) years from the date such Option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.  As to any Incentive Option granted to an Optionee who, immediately before the option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Company (whether acquired upon exercise of Options or otherwise), such option must not be exercisable by its terms after five (5) years from the date of its grant.

(ii)           Grant Date.  The time an Option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board of Directors described in Section 3(a) hereof, provided that Optionees do not have the ability to further negotiate the terms of their grants, and provided further that the material terms of the grants are communicated to Optionees within a relatively short period of time following the Board’s action.  In addition, if appropriate resolutions of the Board of Directors indicate that an Option is to be granted as of and on some future date, the time such Option is granted shall be such future date.  If action by the Board of Directors is taken by the unanimous written consent of its members, the action of the Board of Directors shall be deemed to be at the time the last Board member signs the consent, subject to the same requirements concerning communication with Optionees set forth in the first sentence of this Section 6(a)(ii).  In addition, if required by applicable accounting rules, the date of grant will not be deemed to occur unless any shareholder approvals required for the grant of an option under the Plan or applicable amendments thereto have been obtained.

(iii)          Exercise Price.  The exercise price per share of stock subject to each Option shall be determined by the Board of Directors but shall not be less than one hundred percent (100%) of the Fair Market Value of such stock at the time such Option is granted.  As to any Incentive Option granted to an Optionee who, immediately before the Option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Company, the purchase price must be at least one hundred ten percent (110%) of the Fair Market Value of the stock at the time when such Option is granted.  The purchase price of any shares purchased shall be paid in full in cash at the time of each such purchase.

(iv)          Exercisability.  Each Option shall be exercisable in such installments, which need not be equal, and upon such conditions as the Board of Directors shall determine; provided, however, that if an Optionee shall not in any given installment period purchase all of the shares which such Optionee is entitled to purchase in such installment period, such Optionee’s right to purchase any shares not purchased in such installment period shall continue until the expiration of such Option.  No Option or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the next preceding sentence.

(v)           Limit on Exercisability.  The aggregate fair market value (determined as of the time the Option is granted) of the stock for which any officer or employee may be granted Incentive Options which are first exercisable during any one calendar year (under all Incentive

Stock Option Plans of the Company and its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

(vi)          Method of Exercise; Payment.  Options may be exercised by ten (10) days written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with cash in the amount of the purchase price for such shares.  No fewer than ten (10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option.

If the shares of Stock to be issued upon the exercise of the Option have been registered under a currently effective registration statement filed under the Securities Act of 1933, as amended (the “Act”), Options may also be exercised by delivering to the Company (i) an exercise notice instructing the Company to deliver the certificates for the shares purchased to a designated brokerage firm which shall sell the stock in the market as soon as the Option is exercised; and (ii) a copy of irrevocable instructions delivered to the brokerage firm to sell the shares acquired upon exercise of the Option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and applicable withholding taxes arising as a result of the exercise, with the balance of the sales proceeds, if any, after payment of any broker’s commission, to be credited to the Optionee’s brokerage account.

The Company may require any Optionee, or any person to whom an Option is transferred under Section 6(c)(x) hereof, as a condition of exercising any such Option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the Option have been registered under the Act, or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable state or federal securities laws.

(vii)         Compliance With Applicable Laws.  No shares of Common Stock shall be issued upon exercise of any Option, and an Optionee shall have no right or claim to such shares, unless and until: (i) payment in full as provided hereinabove has been received by the Company; (ii) in the opinion of the counsel for the Company, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, the Optionee shall have paid to the Company the amount, if any, required to be withheld on the amount deemed to be compensation to the Optionee as a result of the exercise of his or her Stock Option, or made other arrangements satisfactory to the Company, in its sole discretion, to satisfy applicable income tax withholding requirements.

(viii)        Cessation of Employment; Disability.  Except as provided in Subsections 6(c)(i) above, if an Optionee ceases to be employed by or to serve as a director of the Company or a subsidiary corporation for any reason other than death, disability, or cause such Optionee’s Option shall expire thirty (30) days thereafter, and during such period after such Optionee ceases to be an employee or director, such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the

Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation.  Except as provided in Subsections 6(c)(i) above or 6(c)(ix) below, if an Optionee ceases to be employed by or ceases to serve as a director of the Company or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Code), such Optionee’s Option shall expire not later than one (1) year thereafter, and during such period after such Optionee ceases to be an employee or director such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation.

(ix)           Termination of Employment for Cause.  If an Optionee’s employment by or service as a director of the Company or a subsidiary corporation is terminated for Cause, such Optionee’s Option shall expire immediately; provided, however, that the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee’s last known address.  In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation upon the date of such termination for a reason other than Cause, disability, or death.

(x)            Death of Optionee.  Except as provided in Subsection 6(c)(i) above, if any Optionee dies while employed by or serving as a director of the Company or a subsidiary corporation or during the 30-day or one-year period referred to in Subsection 6(c)(viii) above, such Optionee’s Option shall expire one (1) year after the date of such death.  After such death but before such expiration, the persons to whom the Optionee’s rights under the Option shall have passed by Will or by the applicable laws of descent and distribution shall have the right to exercise such Option to the extent that installments, if any, had accrued as of the date of such Optionee’s death.

Section 7.              Restricted Stock Awards

(a)           General.  Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such amount as the Board of Directors in its discretion shall determine, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.  The Board of Directors may provide upon grant of a Restricted Stock Award that any shares of Restricted Stock that may be purchased by the Holder in cash and are subsequently forfeited by the Holder prior to the Vesting Date therefor shall be reacquired by the Company at the purchase price originally paid therefor by the Holder, if applicable.

(b)           Issue Date, Vesting Date and Conditions to Vesting.  At the time of the grant of a Restricted Stock Award, the Board of Directors shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares as well as any vesting conditions.  The Board of Directors may provide upon grant of a Restricted Stock Award that different numbers or portions of the shares subject to the Award shall have different Vesting Dates.  The Board of Directors also may provide that the Vesting Dates will be accelerated upon the subsequent occurrence of such event (e.g., early retirement of the Holder) as the Board of

Directors may specify.  The Board of Directors also may establish upon grant of a Restricted Stock Award that some or all of the shares subject thereto shall be subject after the Vesting Date to additional restrictions upon transfer or sale, although not to forfeiture.  The Board may impose such restrictions or conditions to the vesting of a Restricted Stock Award as it, in its absolute discretion, deems appropriate.  By way of example and not by way of limitation, the Board of Directors may require, as a condition to the vesting of a Restricted Stock Award, that the Participant or the Company achieves such performance goals as the Board of Directors may specify.

(c)           Issuance of Certificates.  Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares.  Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Manhattan Bancorp 2010 Stock Incentive Plan and related Award Agreement, and such rules, regulations and interpretations as Manhattan Bancorp’s Board of Directors may adopt.  Copies of the Plan, Award Agreement and rules, regulations and interpretations, if any, are on file at the principal executive office of Manhattan Bancorp, 2141 Rosecrans Avenue, Suite 1160, El Segundo, California  90425.”

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

Each certificate issued pursuant to this Section 7(c) together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Board of Directors determines otherwise.

(d)           Consequences of Vesting.  Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions on transfer described in Section 7(c) shall cease to apply to such share.  Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such shares, free of the legend set forth in Section 7(c).  Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws.  If a Restricted Stock Award is partially vested, the Company may continue to hold the originally issued certificate until fully vested unless the Participant specifically requests the issuance of a certificate for just the vested shares.  Reasonably promptly after any such request, the Company shall cause the certificates to be issued separately for the restricted and unrestricted shares, and shall deliver the unrestricted certificate to the Participant.  Notwithstanding the foregoing, such shares shall be subject to restrictions on transfer as a result of applicable securities laws.

(e)           Dividends.  If and to the extent the Board of Directors so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to receive from the Company, after the grant date and until the Vesting Date, dividends or other distributions with respect to the shares identical or comparable in financial value to the dividends and other distributions that would have been received by the Holder had the shares not been subject to the restrictions on Restricted Stock imposed under the Plan, and the Holder shall not be required to return any such distributions to the Company in the event of forfeiture of the Restricted Stock; provided that any such dividends or distribution payable to the Holder that constitute Stock or other equity securities of the Company shall be issued in the same manner and subject to the same restrictions and conditions as apply to the shares of Restricted Stock as to which such dividends and distributions are paid.  The Board of Directors in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(f)            Voting Rights.  If and to the extent the Board of Directors so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to vote or direct the voting of such shares after the grant date and until the Vesting Date.

(g)           Termination.  Except to the extent otherwise provided in the Award Agreement and pursuant to this section, in the event of a Termination of employment or directorship during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.  If the recipient has paid cash for the Award, the stock will be repurchased at the same price originally paid by the Participant.  In the event that the Company requires such a return of shares, it also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise, unless otherwise specified in the applicable Award Agreement.

Section 8.              Tandem SARs

The Board of Directors may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Stock less than or equal to the number of shares of Stock subject to the related Option.  A Tandem SAR may be granted at the same time as, or, in the case of a Non-Qualified Stock Option, subsequent to the time that its related Option is granted.

(a)           Benefit Upon Exercise.  The exercise of a Tandem SAR with respect to any number of shares of Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Stock on the exercise date over (ii) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.  The Board of Directors shall specify at the time of grant that the value of the SAR shall be paid in cash, in Stock reserved under the Plan, or a combination of both, or that the Participant can choose the method of payment at the time of exercise.

(b)           Term and Exercise of Tandem SARs.

(i)            A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

(ii)           The exercise of a Tandem SAR with respect to a number of shares of Stock shall cause the immediate and automatic cancellation of its related

Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(ii)), with respect to a number of shares of Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent that the number of shares of Stock remaining subject to such Option is less than the number of shares subject to such Tandem SARs.

Tandem SARs shall be cancelled in the order in which they became exercisable.

(iii)          A Tandem SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of the related Option of less than $1,000.  The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iv)          No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

(v)           A Tandem SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than two (2) business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

(c)           Effect of Termination of Employment.  The provisions set forth in Section 6(vi) through (viii) with respect to the exercise of Options following cessation or termination of employment or service as a director shall apply as well to the exercise of Tandem SARs.

Section 9.              Stand-Alone SARs

(a)           Exercise Price.  The exercise price per share of a Stand-Alone SAR shall be determined by the Board of Directors at the time of grant, but shall in no event be less than the Fair Market Value of a share of Stock on the date of grant.

(b)           Benefit Upon Exercise.  The exercise of a Stand-Alone SAR with respect to any number of shares of Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Stock on the exercise date over (ii) the exercise price of the Stand-Alone SAR. Such payments shall be made as soon as practicable.  The Board of Directors shall specify at the time of grant that the value of the SAR shall be paid in cash, in Stock reserved under the Plan, or a combination of both, or that the Participant can choose the method of payment at the time of exercise.

(c)           Term and Exercise of Stand-Alone SARs.

(i)            A Stand-Alone SAR shall become cumulatively exercisable as provided in the applicable Award Agreement.  The Board of Directors shall determine the vesting schedule and expiration date of each Stand-Alone SAR.

(ii)           A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000.  The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)          A Stand-Alone SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than two (2) business days in advance of the effective date of the proposed exercise.  Such notice shall be accompanied by the applicable Plan Agreement, shall specify the number of shares of Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.  The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

(d)           Effect of Termination of Employment.  The provisions set forth in Section 6(vi) through (viii) with respect to the exercise of Options following cessation or termination of employment or service as a director shall apply as well to the exercise of Stand-Alone SARs.

Section 10.  Phantom Stock

(a)           Vesting Date.  At the time of the grant of shares of Phantom Stock, the Board of Directors shall establish a Vesting Date or Vesting Dates with respect to such shares.  The Board of Directors may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 10(c) are satisfied, and except as provided in Section 10(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)           Benefit Upon Vesting.  Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)           Conditions to Vesting.  At the time of the grant of shares of Phantom Stock, the Board of Directors may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Board of Directors may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieves such performance goals as the Board of Directors may specify.

(d)           Effect of Termination of Employment.  Unless the applicable Award Agreement or the Board of Directors provides otherwise, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant’s termination of employment for any reason.

(e)           Compliance with Section 409A.  In the event the Board of Directors shall grant any shares of Phantom Stock, the Company shall takes such steps as may be necessary to insure that such award complies with the provisions of Section 409A of the Code.

Section 11.            Terminating Events

(a)           Impact of Event.  In the event of a “Terminating Event” as defined in Section 2(r), any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options, Restricted Stock Awards or any other Awards outstanding under the Plan or may substitute similar awards for those outstanding under the Plan.  In the event any surviving corporation or entity or acquiring corporation or entity in a Terminating Event does not assume such Options or Awards or does not substitute similar Options or other Awards for those outstanding under the Plan, then (i) the vesting of such Options or other Awards outstanding under the Plan shall be accelerated and made fully exercisable and all restrictions thereon shall lapse ten (10) days prior to the closing of the Terminating Event; and (ii) upon the closing of the Terminating Event, any Options outstanding under the Plan shall be terminated if not exercised prior to the closing, unless the Board of Directors in its sole discretion determines prior to the effective date of the Terminating Event that all outstanding Options and the Plan itself should continue in full force and effect.  In the case of such a determination by the Board of Directors, or in the event that any pending Terminating Event does not occur, the Plan and all outstanding Options and other Awards thereunder shall continue in force with all original vesting schedules in effect.

(b)           Notice to Participants of Terminating Event.  Not less than thirty (30) days prior to a Terminating Event, the Board of Directors shall notify each Participant of the pendancy of the Terminating Event.  With respect to Holders of Restricted Stock or Participants with Stand-Alone SARs or Phantom Stock, the notice shall simply inform such Participants of the pendancy of the Terminating Event and of the fact that the restrictions on their Restricted Stock will lapse, or that they will become entitled to their payments pursuant to their Stand-Alone SARs or Phantom Stock, on the closing of the Terminating Event.  In the case of Optionees, the notice shall inform such Optionees that their Options shall, notwithstanding the provisions of Sections 6(c)(iv) hereof, become exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan, and further subject to the condition that the Terminating Event in fact occurs.  Optionees shall then be entitled to exercise any Options or portions thereof commencing on the tenth (10th) day, and ending on the third (3rd) day, prior to the Terminating Event, or at such other times as may be specified by the Board of Directors in connection with the Terminating Event.  In the case of Participants with Tandem SARs, the notice shall inform such Participant of the need to choose between the exercise of the SAR or the underlying Option and of the fact that any remaining unexercised portion of the Option or the Tandem SAR shall lapse if not exercised within the required time period.

Section 12.            Acceleration of Options or other Awards.

Notwithstanding the provisions of Sections 6(c)(iv), 7(b), 8(b)(i), 9(c)(i) or 10(a)  hereof or any provision to the contrary contained in any Award Agreement, the Board of Directors, in its sole discretion, may accelerate the vesting of all or any Award then outstanding.  The decision by the Board of Directors to accelerate an Award or to decline to accelerate an Award shall be final.  In the event of the acceleration of Options or SARs as the result of a decision by the Board of Directors pursuant to this Section 12, each outstanding Option or SAR so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Board of Directors may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option or SAR) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected.  Any outstanding Option or SAR which has not been exercised by the holder at the end of such period shall terminate automatically at that time.

Section 13.            General Provisions

(a)           Award Grants.  Any Award may be granted either alone or in addition to other Awards granted under the Plan.  Subject to the terms and restrictions set forth elsewhere in the Plan, the Board of Directors shall determine the consideration, if any, payable by the Participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards.  The Board of Directors may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued service on the Board or employment, as the Board of Directors shall determine.  Performance objectives may vary from Participant to Participant and among groups of Participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Board of Directors may deem appropriate, including, but not limited to, earnings per share or return on equity.  The other provisions of Awards also need not be the same with respect to each recipient.  Unless specified otherwise in the Plan or by the Board of Directors, the date of grant of an Award shall be the date of action by the Board of Directors to grant the Award, provided that Participants do not have the ability to further negotiate the terms of their awards, and provided further than the awards will be communicated to Participants within a relatively short period of time following the Board’s action.

(b)           Award Agreement.  As soon as practicable after the date of an Award grant, the Company and the Participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award.  Options and SARs are not exercisable until after execution of the Award Agreement by the Company and the Participant, but a delay in execution of the Award Agreement shall not affect the validity of the Option or SAR grant.

(c)           Certificates; Transfer Restrictions.  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Board of Directors may deem advisable under the rules, regulations and other requirements of the SEC, any market in which the Stock is then traded and any applicable federal, state or foreign securities law.

(d)           Tax Withholding.  Whenever shares of Stock are issued or to be issued pursuant to Awards, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.  The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  With the approval of the Board, which it shall have sole discretion to grant, the Participant may elect to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.

(e)           Notification of Election Under Section 83(b) of the Code.  If any Participant shall, in connection with the acquisition of shares of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b).

(f)            Transferability.  No Award shall be assignable or otherwise transferable by the Participant other than by will or by the laws of descent and distribution.  During the life of a Participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the Participant or the Participant’s guardian or legal representative.

(g)           Adjustment of Awards; Waivers.  The Board of Directors may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Board of Directors deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Board of Directors deems necessary or appropriate to reflect any material changes in business conditions.  In the event of hardship or other special circumstances of a Participant and otherwise in its discretion, the Board of Directors may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such Participant.

(h)           Non-Competition.  The Board of Directors may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a Participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such

Participant’s agreement (and compliance with such agreement) (i) not to engage in any business or activity competitive with any business or activity conducted by the Company and (ii) to be available for consultations at the request of the Company’s management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Board of Directors may determine.

(i)            Regulatory Compliance.  Each Award under the Plan shall be subject to the condition that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

(j)            Rights as Shareholder.  Unless the Plan or the Board of Directors expressly specifies otherwise, an Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the stock certificates representing the shares are actually delivered to the Optionee.  Except as specified in Section 4(b), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.  The rights of Holders shall be as specified in their Award Agreements, as determined by the Board of Directors in accordance with Section 7 hereof.

(k)           Beneficiary Designation.  The Board of Directors, in its discretion, may establish procedures for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(l)            Additional Plans.  Nothing contained in the Plan shall prevent the Company or a subsidiary from adopting other or additional compensation arrangements for its directors and employees.

(m)          No Employment Rights; No Right to Directorship.  Neither the adoption of this Plan nor the grant of any Award hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any employee at any time; or (ii) confer upon any Participant any right with respect to continuation of the Participant’s membership on the Board or interfere in any way with provisions in the Company’s Articles of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

(n)           Governing Law.  The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

(o)           Use of Proceeds.  All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

(p)           Assumption by Successor.  The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of “Company.”

Section 14.            Amendments and Termination

The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a Participant under an outstanding Award without the Participant’s consent.  No amendment, alteration or discontinuance shall require shareholder approval unless it would:

(a)           increase in the total number of shares reserved for issuance pursuant to Awards under the Plan;

(b)           change the minimum option price for Options;

(c)           increase the maximum term of Awards provided for herein;

(d)           expand the types of awards which may be issued under the Plan; or

(e)           permit Awards to be granted to anyone other than a director or an officer or employee of the Company or a subsidiary corporation.

Any amendment or modification requiring shareholder approval shall be deemed adopted as of the date of the action of the Board of Directors effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof within twelve (12) months before or after the effective date by (i) a majority of the shares of the Company’s Stock represented and voting in person or by proxy at a duly held shareholders’ meeting or (ii) the written consent of the holders of a majority of the Company’s outstanding shares of Stock.

Section 15.            Effective Date of Plan

The Plan shall be deemed adopted as of the date first shown herein and shall be effective immediately, subject to approval hereof within twelve (12) months of said date by (i) a majority of the shares of the Company’s Stock represented and voting in person or by proxy at a duly held shareholders’’ meeting; or (ii) the written consent of the holders of a majority of the Company’s outstanding shares of Stock.

Section 16.            Term of Plan

No Award shall be granted on or after March 25, 2020, but Awards granted prior to March 25, 2020 may extend beyond that date.